UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2006

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Willowbrook Boulevard, Wayne, NJ	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 27, 2006, Audible, Inc. (“Audible” or the “Company”), as tenant, and Washington Park Fidelco, LLC, a New Jersey limited liability company (the “Landlord”), entered into an Office Lease Agreement (the “Agreement”), for the 16th and 17th floors in their entirety of the building known as One Washington Park, 1 Washington Street in Newark, New Jersey, consisting of approximately 49,600 square feet (the "Leased Premises"). Audible intends to use the Leased Premises for general office space, as its corporate headquarters, as and for recording studios for digital audio and/or a call center. The Agreement is for a term of seven years. Under the terms of the Agreement, Audible has a one time only option to terminate the Agreement after the 64th month of the lease term upon 12 months prior written notice to Landlord.

The Company shall pay Landlord a monthly fixed rent. Such monthly rent amount shall be calculated using an annualized rental rate of $942,400 for the first lease year (with an abatement for the first, third, fifth and seventh months), $1,004,400 for the second lease year, $1,078,800 for the third lease year, $1,153,200 for the fourth lease year, $1,227,600 for the fifth lease year, $1,264,800 for the sixth lease year and $1,339,200 for the seventh lease year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2006	Audible, Inc.

By:	Donald R. Katz
Title:	Chief Executive Officer